September 1, 1998



Board of Directors
Arrow Financial Corporation
250 Glen Street
Glens Falls, New York 12801

     Re:  Registration Statement on Form S-8
              1998 Long Term Incentive plan

Gentlemen:

     We have served as counsel to Arrow Financial
Corporation (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the
Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 300,000 shares of common stock of the Company, par value $1.00 per share (the "Shares"), that may be offered and sold through the Arrow Financial Corporation 1998 Long Term Incentive Plan
(the "Plan").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, we are of the opinion that:

          1.  The Company is a corporation duly
              incorporated, validly existing and in
              good standing under the laws of the
              State of New York.

          2.  All originally issued Shares, issued
              under the Plan, if any, if issued in
              accordance with the Plan, will be
              validly issued and outstanding and will
              be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plan.

                              Very truly yours,


                              GALLOP, JOHNSON & NEUMAN, L.C.